Exhibit 10.3

VOTING AGREEMENT

THIS VOTING AGREEMENT (this “Agreement”), dated as of November 14, 2022 (the “Effective Date”), is made by and among SHF Holdings, Inc., a Delaware corporation (“Parent”) and the Stockholders listed on Schedule 1 attached hereto (each individually, a “Stockholder” and collectively, the “Stockholders”).

WITNESSETH:

WHEREAS, on October 29, 2022 (i) Parent, (ii) SHF Merger Sub I Inc., a Delaware corporation and a direct wholly-owned subsidiary of Parent (“Merger Sub I”), (iii) SHF Merger Sub II LLC, a Delaware limited liability company and a direct wholly-owned subsidiary of Parent (“Merger Sub II” and together with Merger Sub I, the “Merger Subs”), (iv) Rockview Digital Solutions, Inc., a Delaware corporation, d/b/a Abaca (“Abaca”), and (v) Dan Roda, solely in such individual’s capacity as the representative of the Company Securityholders, entered into an Agreement and Plan of Merger (as amended from time to time in accordance with the terms thereof, the “Merger Agreement”) pursuant to which (a) Merger Sub I will merge (“Merger I”) with and into Abaca with Abaca as the surviving entity (the “Interim Surviving Entity”), and (b) immediately following Merger I, the Interim Surviving Entity will merge with and into Merger Sub II with Merger Sub II as the surviving entity (collectively, the “Mergers”); and

WHEREAS, each Stockholder owns of record and Beneficially Owns the number of shares of Class A Common Stock, par value $0.0001 per share, of Parent (the “Common Stock”) set forth opposite such Stockholder’s name on Schedule 1 attached hereto (such shares of Common Stock, together with any other shares of capital stock of Parent acquired by such Stockholder after the date hereof and during the term of this Agreement, including any shares issued upon the exercise of any warrants or options, the conversion of any convertible securities or otherwise and all New Shares (as defined herein) being collectively referred to herein as the “Subject Shares”); and

WHEREAS, as an inducement and a condition to Parent’s willingness to enter into the Merger Agreement, Parent has required the Stockholders to enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual premises, representations, warranties, covenants, and agreements contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:

Section 1. Certain Definitions. In addition to the terms defined elsewhere herein, capitalized terms used and not defined herein shall have the respective meanings ascribed to them in the Merger Agreement. For purposes of this Agreement:

(a) “Beneficially Own” or “Beneficial Ownership” with respect to any securities means having “beneficial ownership” of such securities as determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Without duplicative counting of the same securities by the same holder, securities Beneficially Owned by a person include securities Beneficially Owned by all other persons with whom such person would constitute a “group” within the meaning of Section 13(d) of the Exchange Act with respect to the securities of the same issuer.

Section 2. Representations and Warranties of Stockholder. Each Stockholder represents and warrants severally, but not jointly, to Parent as follows:

(a) Ownership and Power to Vote Shares. Each Stockholder is, and from the date hereof until the Closing will be, the sole record owner of the Subject Shares set forth opposite such Stockholder’s name on Schedule 1 and such Stockholder has and will have from the date hereof until the Closing, good, valid, and marketable title to the Subject Shares. The party signing this Agreement on behalf of each Stockholder is the Beneficial Owner of all of the Subject Shares. On the date hereof, the Subject Shares (including the options set forth opposite such Stockholder’s name on Schedule 1) constitute all of the shares of Common Stock owned of record or Beneficially Owned by such Stockholder. Except as shown on Schedule 1, there are no outstanding options, warrants or other rights to acquire by or from such Stockholder or obligations of such Stockholder to sell or to acquire, any shares of Common Stock. The party signing this Agreement on behalf of each Stockholder has, and from the date hereof through the Closing will have, full power individually or as a trustee of an investment trust, to vote or to direct the voting of, full power to issue instructions or direct the issuance of instructions with respect to the matters set forth in Section 3, Section 4, and Section 5 hereof, full power to dispose of or direct the disposition of, and full power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Subject Shares.

(b) Power; Binding Agreement. Each Stockholder has the legal capacity, power, and authority to enter into, deliver and perform all of such Stockholder’s obligations under this Agreement. This Agreement has been duly and validly executed and delivered, and, if such Stockholder is not a natural person, authorized by such Stockholder and constitutes a valid and binding agreement of such Stockholder, enforceable against such Stockholder in accordance with its terms except that (i) such enforcement may be subject to applicable bankruptcy, insolvency or other similar laws, now or hereafter in effect, affecting creditors’ rights generally, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

(c) No Conflicts. No filing with, and no permit, authorization, consent, or approval of any Governmental Authority is necessary for the execution and delivery of this Agreement by such Stockholder and consummation by such Stockholder of the transactions contemplated hereby. None of the execution and delivery of this Agreement by a Stockholder, or the consummation by a Stockholder of the transactions contemplated hereby or compliance by such Stockholder with any of the provisions hereof shall (i) if a particular Stockholder is not a natural person, conflict with or result in any breach of any organizational, governing or trust documents applicable to such Stockholder, (ii) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, modification or acceleration) under any of the terms, conditions or provisions of any note, loan agreement, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which such Stockholder is a party or by which such Stockholder or any of its properties or assets (including the Subject Shares) may be bound, or (iii) violate any Order or Law applicable to such Stockholder or the Subject Shares, except for any such conflicts, violations, breaches, defaults or other occurrences which would neither, individually or in the aggregate, prevent or delay the performance by any Stockholder of any of the obligations of such Stockholder pursuant to this Agreement.

2

(d) No Encumbrance. Except as would not impair the ability of a Stockholder to perform its obligations hereunder, the Subject Shares are now, and, at all times during the term hereof, will be, held by such Stockholder free and clear of all Liens, except for any such Liens arising hereunder.

(e) Reliance. Each Stockholder understands and acknowledges that each of Parent and Merger Subs are entering into the Merger Agreement in reliance upon such Stockholder’s execution and delivery of this Agreement.

Section 3. Voting of the Common Stock. Each Stockholder hereby agrees that, during the period commencing on the Effective Date and continuing until the first to occur of (a) the Closing or (b) termination of this Agreement in accordance with its terms, at any meeting (whether annual or special and whether or not an adjourned or postponed meeting) of the holders of Common Stock, however called, at which the holders of the Common Stock are asked to vote upon a proposal to adopt the Merger Agreement and to approve the Mergers or any other of the transactions that are the subject of the Merger Agreement, such Stockholder will appear at the meeting or otherwise cause the Subject Shares to be counted as present thereat for purposes of establishing a quorum and vote (or cause to be voted) all of the Subject Shares:

(i) in favor of and to adopt the Merger Agreement and approve the Mergers and the other transactions contemplated by the Merger Agreement and any other action reasonably requested by Parent in furtherance thereof; and

(ii) except as otherwise agreed to in writing in advance by Parent in its sole discretion, against the following (other than the Mergers and the transactions contemplated by the Merger Agreement): (A) any change in a majority of the persons who constitute the board of directors of Parent, (B) any action or agreement that would result in a breach of any covenant, representation or warranty or any obligation or agreement of Parent under the Merger Agreement or of such Stockholder under this Agreement, or (C) any action which could reasonably be expected to materially impede, frustrate, prevent, materially interfere with, materially delay, materially postpone or materially adversely affect the Mergers and the transactions contemplated by the Merger Agreement.

Pursuant to Nasdaq Rule 5635(d) in the event that the total number of shares of Common Stock to be issued as consideration for the Mergers would exceed 19.99% of the total number of issued and outstanding shares of Parent Common Stock immediately prior to the consummation of Merger I (the “Stock Threshold”), then Parent, at its sole option, shall either (x) obtain the requisite approval of its stockholders to the transactions contemplated by the Merger Agreement prior to issuing an aggregate number of shares of Common Stock in excess of the Stock Threshold or (y) cause the Merger Consideration to be adjusted and paid in accordance with the provisions of Section 2.01(d) of the Merger Agreement. In the event that the Parent elects to obtain the requisite stockholder approval then the Stockholders agree to vote in favor of such approval.

3

Each Stockholder will not commit or agree to take any action inconsistent with the foregoing.

Section 4. Agreement not to Transfer; Additional Shares Subject to Agreement. Each Stockholder agrees with, and covenants to, Parent that, until termination of the Merger Agreement, except as contemplated by the Merger Agreement, such Stockholder will not request that Parent register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any of the Subject Shares, unless such transfer is made in compliance with this Agreement and the Merger Agreement.

Section 5. Future Cooperation. Each party shall reasonably consult with the other and provide any reasonably necessary information and material with respect to all filings made by such party with any Governmental Authority in connection with this Agreement and the Merger Agreement and the transactions contemplated hereby and thereby.

Section 6. Fiduciary Duties. Each Stockholder is signing this Agreement, notwithstanding anything to the contrary contained herein, solely in such Stockholder’s capacity as an owner of its Subject Shares.

Section 7. Termination.

(a) This Agreement shall terminate on the earliest to occur of: (a) the termination of the Merger Agreement in accordance with Article IX of the Merger Agreement, (b) the written agreement of the parties hereto to terminate this Agreement, and (c) the Closing.

(b) Notwithstanding the foregoing, (i) termination of this Agreement shall not prevent any party hereunder from seeking any remedies (at law or in equity) against any other party hereto for such party’s breach of this Agreement and (ii) Section 8 of this Agreement shall survive the termination of this Agreement.

Section 8. Miscellaneous.

(a) Entire Agreement. This Agreement (including the documents and instruments referred to herein) constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, both oral and written, among the parties with respect to the subject matter hereof.

(b) New Shares. Each Stockholder agrees that, in the event (a) of any stock dividend, stock split, recapitalization, reclassification, combination or exchange of shares of capital stock of Parent on, of or affecting the Subject Shares of such Stockholder, (b) such Stockholder purchases or otherwise acquires Beneficial Ownership of or an interest in any shares of capital stock of Parent after the execution of this Agreement (including by conversion), or (c) such Stockholder voluntarily acquires the right to vote or share in the voting of any shares of capital stock of the Company other than the Subject Shares (collectively, “New Shares”), such Stockholder shall deliver promptly to Parent written notice of the number of any New Shares acquired by such Stockholder. Each Stockholder also agrees that any New Shares acquired or purchased by such Stockholder shall be subject to the terms of this Agreement and will be deemed to be Subject Shares.

4

(c) Successors and Assigns. This Agreement shall not be assigned by operation of law or otherwise without the prior written consent of the other parties hereto. This Agreement shall be binding upon, inure to the benefit of and be enforceable by each party and such party’s respective heirs, beneficiaries, executors, representatives and permitted assigns.

(d) Amendment and Modification. This Agreement may not be amended, altered, supplemented or otherwise modified or terminated (other than a termination under Section 7 of this Agreement) except upon the execution and delivery of a written agreement executed by the parties hereto.

(e) Notices. All notices, requests, claims, demands, consents, approvals and other communications under this Agreement shall be in writing and shall be deemed given or made (a) as of the date delivered, if delivered personally, (b) as of the date transmitted, if sent by email (provided that no notice is received by the electronic mail sender indicating that such electronic mail was undeliverable or otherwise not delivered), (c) three (3) Business Days after being mailed by registered or certified mail (postage prepaid, return receipt requested) or (d) one (1) Business Day after being sent by a nationally recognized overnight courier (providing proof of delivery), to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

If to Parent, to:

SHF Holdings, Inc.

5269 W 62nd Avenue

Arvada, CO 80003

Attention: Donnie Emmi

Email: Donnie@shfinancial.org

with a copy (which shall not constitute notice) to:

Akerman LLP

201 E. Las Olas Suite 1800

Fort Lauderdale, Florida 33301

Attention: Rick Fucci and Zachary Kobrin

Email:rick.fucci@akerman.com; zachary.kobrin@akerman.com

If to Stockholder, to: the address set forth below such Stockholder’s name on the signature page to this Agreement

(f) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other Governmental Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order to that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

5

(g) Specific Performance. The parties acknowledge and agree that (i) money damages would not be an adequate remedy at law if any party fails to perform in any material respect any of its obligations hereunder and accordingly agree that each party, in addition to any other remedy to which it may be entitled in equity, shall be entitled to an injunction or injunctions to prevent breaches or to compel specific performance of the obligations of any other party under this Agreement in accordance with the terms and conditions of this Agreement and if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law, and (ii) such equitable relief shall be the parties’ sole and exclusive remedy.

(h) No Waiver. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, will not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

(i) No Third Party Beneficiaries. This Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

(j) Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware (without reference to its choice of law rules that would apply the laws of any other jurisdiction).

(k) Descriptive Heading. The descriptive headings used herein are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement.

(l) Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

(m) Further Assurances. From time to time, at any other party’s request and without further consideration, each party hereto shall execute and deliver such additional documents and take all such further lawful action as may be reasonably necessary to consummate and make effective, in the most expeditious manner reasonably practicable, the voting of the Subject Shares as contemplated by this Agreement.

(n) Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures hereto were upon the same instrument.

6

(o) Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(p) Venue. The parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in any federal or state court in the District of Delaware, and that any cause of action arising out of this Agreement shall be deemed to have arisen from a transaction of business in the State of Delaware, and each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 8(e) shall be deemed effective service of process on such party.

[Remainder of this page intentionally left blank. Signature pages follow.]

7

IN WITNESS WHEREOF, Parent and each Stockholder have caused this Agreement to be duly executed as of the day and year first written above.

PARENT:

SHF HOLDINGS, INC.

By:	/s/ Sundie Seefried
Name:	Sundie Seefried
Title:	Chief Executive Officer

[Signature Page to Voting Agreement]

IN WITNESS WHEREOF, Parent and each Stockholder have caused this Agreement to be duly executed as of the day and year first written above.

STOCKHOLDER:

Luminous Capital USA, Inc.

By:	/s/ John Darwin
Name:	John Darwin
Title:	Managing Partner

Address for Notices:

Luminous Capital USA, Inc.
Attn: John Darwin
10 E. 53rd Street, Suite 3001
New York, NY 10022

[Signature Page to Voting Agreement]

Schedule 1

Stockholders

Stockholder Name	Shares of Common Stock	Options / Warrants
Luminous Capital USA, Inc.	1,730,438	264,087